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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

 We consent to the use of our report dated July 31, 2003, with respect to the consolidated balance sheets of Precision Optics Corporation, Inc. and Subsidiaries as of June 30, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, incorporated herein by reference.

                                                     /s/ KPMG LLP

Boston, Massachusetts
December 5, 2003